EXHIBIT 99.1

DR. CHIRINJEEV KATHURIA

LIMITED POWER OF ATTORNEY

FOR EDGAR, SECTION 13 AND SECTION 16 REPORTING PURPOSES

Know all by these presents, that the undersigned hereby constitutes and appoints each of Jeffrey C. Selman, Ben Griebe, Tulin Gurer, Kate Bechen, Shari Wright and Julie D’Angelo, or any of them signing singly, and with full power of substitution, as the undersigned’s true and lawful attorney-in-fact to:

(1)
prepare and execute for and on behalf of the undersigned the following U.S. Securities and Exchange Commission (“SEC”) forms: (i) Form ID and/or Passphrase Update Acknowledgement, including any attached documents, and (ii) any other document necessary to effect the assignment of codes to the undersigned to be used in the transmission of information to the SEC using the EDGAR system;

(2)
do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any Forms 3, 4, or 5, Schedule 13D or Schedule 13G, or other form or report, and timely file such form or report with the SEC in connection with the undersigned’s ownership, acquisition, or disposition of securities of UpHealth, Inc. (the “Company”); and

(3)
take any other action of any type whatsoever in connection with the foregoing, which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 13 or Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file the above forms with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of June 9, 2021.

/s/ Chirinjeev Kathuria
Dr. Chirinjeev Kathuria